UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Apricus Biosciences, Inc. (the “Company”), appointed Catherine Bovenizer, C.P.A. (inactive), as the Company’s principal accounting officer, effective immediately. Ms. Bovenizer’s official title will be Vice President of Finance and Chief Accounting Officer. Prior to joining the Company in January 2015, Ms. Bovenizer, 43, had served as Executive Director and Controller of Ambit Biosciences Corporation since 2012. Previously, she was Executive Director and Controller of Senomyx, Inc. from 2004 to 2012, Director of Corporate Accounting at Ligand Pharmaceuticals Incorporated from 2003 to 2004, Senior Director of Finance and Controller at GeneFormatics, Inc. from 2000 to 2003, Controller at Wind River Systems from 1998 to 2000, Senior Accountant at Burns Philp from 1996 to 1998, and Senior Associate at Coopers & Lybrand from 1993 to 1996. Ms. Bovenizer holds a Bachelor of Arts with a triple major in Economics, Accounting, and Literature from Claremont McKenna College and is a Certified Public Accountant (inactive).

Effective as of January 12, 2015, the Company and Ms. Bovenizer entered into an Employment Agreement (the “Bovenizer Agreement”), pursuant to which Ms. Bovenizer will receive an annual base salary of $256,000 and a target annual bonus equal to 30% of her annual base salary. In connection with her commencement of employment, Ms. Bovenizer also received an initial grant of options to purchase 150,000 shares of our common stock, with the grant effective January 12, 2015, with an exercise price equal to the closing price per share of our common stock on the grant date, which options vest with respect to 25% of the shares on January 12, 2016, and with respect to the remaining 75% monthly over the subsequent three year period, so that all shares are vested on the four year anniversary of Ms. Bovenizer’s date of hire, subject to certain accelerated vesting as described in the Bovenizer Agreement.

The Bovenizer Agreement provides that if Ms. Bovenizer’s employment ends due to an involuntary termination, as such term is defined in the Bovenizer Agreement, she would receive, in a lump sum payment, 6 months’ base salary, plus any unpaid bonus for the calendar year preceding her termination, to the extent that the criteria for the bonus has been met, and reimbursement for the cost of continuation of health insurance benefits provided to her immediately prior to the termination (as provided under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law) for 6 months. In the event such termination occurs within the 12-month period following the effective date of a change in control, Ms. Bovenizer will also be entitled to additional severance equal to 100% of the average bonus paid by the Company to her for services during each of the three most recent fiscal years (or such shorter period of time during which she was eligible for a bonus) prior to the date of the termination, and she will be entitled to full acceleration of the vesting of all equity awards held by her at the time of termination. Such cash severance shall be paid in a lump sum within 5 days following the effective date of Ms. Bovenizer’s general release of claims executed in connection with her termination.

If Ms. Bovenizer’s employment is terminated in connection with her death or a permanent disability, Ms. Bovenizer or her estate is entitled to a pro rata target bonus for the calendar year in which such termination occurs, plus any unpaid bonus for the calendar year preceding her termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that she be employed on the date the bonus is to be paid). Such bonuses shall be paid in a lump sum within 5 days following the effective date of Ms. Bovenizer’s general release of claims executed in connection with her termination (or, in the event of her death, within 5 days following the date of her death). Additionally, the expiration date for all of her outstanding, vested stock options shall be extended so that they expire one year after termination due to death or permanent disability.

There are no family relationships between Ms. Bovenizer and any of the Company’s current or former directors or executive officers. Ms. Bovenizer is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

The foregoing description of the Bovenizer Agreement is qualified in its entirety by reference to the full text of the Bovenizer Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

The press release dated January 12, 2015 announcing the appointment of Ms. Bovenizer is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

On January 12, 2015, the Company provided an update to its corporate presentation. The presentation is currently available on the Company’s website and filed herewith as Exhibit 99.2.

The information set forth in this Item 7.01, including Exhibit 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

By filing this Current Report on Form 8-K and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation attached hereto as Exhibit 99.2. The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Item, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The Company cautions you that the presentation attached hereto as Exhibit 99.2 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in the presentation that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: references to the timing of initial and re-order shipments of Vitaros® and royalty revenues from the sale of Vitaros in various countries by the Company’s commercial partners; the planned launch of Vitaros in France, Spain, Italy and other countries; the planned production of the required 12-month stability data and the expected timing of approval in Europe for the Vitaros room temperature device; the ongoing enrollment in the RayVa™ Phase 2a clinical trial of patients with Raynaud’s phenomenon secondary to scleroderma; the planned commencement of clinical trials for fispemifene and an approved pathway for RayVa and fispemifene; the size of the commercial opportunity for Vitaros, RayVa and fispemifene and the potential for such products to achieve commercial success; the expected funding under the credit facility of a second term loan subject to initiation of a Phase 2b trial for fispemifene; the planned out-license of Femprox®, Vitaros and RayVa; and the Company’s 2014 and 2015 financial outlook, including cash projections. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside the control of the Company, including, but not limited to: its ability to further develop its product Vitaros for the treatment of erectile dysfunction, such as the room temperature version of Vitaros, and its product candidates RayVa for the treatment of Raynaud’s phenomenon and fispemifene for the treatment of secondary hypogonadism, chronic prostatitis and lower urinary tract symptoms in men, as well as the timing of such events; the Company’s ability to carry out clinical studies for RayVa and fispemifene, as well as the timing and success of the results of such studies; the Company’s dependence on its commercial partners to carry out the commercial launch or grow sales of Vitaros in various territories, such as Takeda in the United Kingdom, Sandoz in Sweden, Germany and Belgium, and Majorelle in France, and the potential for delays in the timing of commercial launches in additional countries; competition in the erectile dysfunction market and other markets in which the Company and its partners operate; the Company’s ability to obtain and maintain intellectual property protection for Vitaros, RayVa, fispemifene or any other product candidates; the Company’s ability to raise additional funding that it may need to continue to pursue its commercial and business development plans; the Company’s ability to draw the second term loan under the credit facility when expected, or at all, including the Company’s failure to meet the conditions required to draw under the loan and security agreement; the Company’s ability to remain in compliance with the terms and restrictions under the credit facility; the Company’s ability to access additional capital under the equity facility; the Company’s ability to obtain the requisite governmental approval for the room temperature version of Vitaros, RayVa, fispemifene and Femprox; and market conditions. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC’s website at www.sec.gov or without charge from the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 12, 2015

99.2	Corporate Presentation, dated January 12, 2015

*        *        *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: January 12, 2015	By:	/s/ Richard Pascoe
Name: Richard Pascoe
Title: Chief Executive Officer

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